Exhibit 10.1

 EXECUTION VERSION

AMENDMENT NO. 1 TO THE PURCHASE AGREEMENT

AMENDMENT No. 1 (this “Amendment”), dated as of June 5, 2009, to the Purchase Agreement, dated as of May 3, 2009 (the “Purchase Agreement”), among Milacron Inc., a Delaware corporation, Milacron Plastics Technologies Group Inc., a Delaware corporation, D-M-E Company, a Delaware corporation (“DME”), Cimcool Industrial Products Inc., a Delaware corporation, Milacron Marketing Company, an Ohio corporation, Milacron Canada Ltd., an Ontario corporation, Milacron Capital Holdings B.V., a Dutch corporation (collectively, the “Sellers” or the “Debtors”), and MI 363 Bid LLC, a Delaware limited liability company (the “Purchaser”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

WHEREAS, the Sellers and the Purchaser entered into the Purchase Agreement pursuant to which the Sellers agreed to sell, and the Purchaser agreed to purchase, the Purchased Assets, upon the terms and subject to the conditions set forth therein; and

WHEREAS, the parties hereto desire to amend the Purchase Agreement as set forth in this Amendment in accordance with Section 11.08 thereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

Section 1.

Amendment to Section 1.01.  Section 1.01 of the Purchase Agreement is hereby amended as follows:

(a)

To delete the definitions of “Additional Consideration” and “Purchase Agreement Bid Amount” and replace them in their entirety with the following:

(i)

“Additional Consideration” means cash, notes or equity interests in the Purchaser equivalent in value to $427,000.

(ii)

“Purchase Agreement Bid Amount” means the credit bid for cancellation of an aggregate amount of $5.758 million of Senior Secured Notes held or beneficially owned by the Sponsors (or any Person Affiliated with or managed by a Sponsor) (such amount to include the par value of such notes, plus accrued and unpaid interest through the Petition Date).

(b)

To add the following definitions:

“D&O Insurer” means each of XL Specialty Insurance Company, Axis Insurance Company, Navigators Insurance Company and Monitor Liability Managers, Inc., as providers of insurance under the D&O Policies.

“D&O Policies” means the policies of the D&O Insurers set forth in Section 5.24 of the Sellers’ Disclosure Schedule.

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“Excluded Derivative Action” means any Action (and any related rights or demands) that any Seller (or its estate) has against its current or former officers and directors, but only to the extent (i) a D&O Insurer would be required to cover such Seller’s damages in respect of such Action under any D&O Policy and (ii) the Action could be brought derivatively by any of such Seller’s security holders.

“Fiduciary Liability Insurer” means each of Beazley Insurance Company, Inc. and Federal Insurance Company, as providers of insurance under the Fiduciary Liability Policies.

“Fiduciary Liability Policies” means the policies of the Fiduciary Liability Insurers set forth in Section 5.24 of the Sellers’ Disclosure Schedule.

“Liquidation Trust” has the meaning set forth in Section 5.26.

“Tail” shall mean an extension of coverage for a specified period of time in which an Insured under each D&O Policy and Fiduciary Liability Policy may give written notice to the D&O Insurer or Fiduciary Liability Insurer, as the case may be, of any Claim first made against such Insured for Wrongful Acts committed or allegedly committed up to the Closing Date (unless otherwise defined herein or in the Purchase Agreement, capitalized terms have the meaning set forth in the applicable D&O Policy or Fiduciary Liability Policy).

“Uniloy Guarantees” means, collectively:  (a) Guaranty, dated as of March 7, 2000 (as amended, restated or otherwise modified to date), by Milacron Inc. of the capital lease arrangement made by Locraft - Locazione Nanchimari Industrial S.p.A. to Uniloy Milacron S.r.l.; (b) Guaranty, dated as of January 7, 2000, by Milacron Inc. of the financial accommodations made by Banca Nazionale del Lavoro S.p.A. - Branch of Prato-Italy to Uniloy Milacron S.r.l.; (c) Guaranty, dated as of April 18, 2000, by Milacron Inc. of the advances, credit and other banking facilities made by SanPaolo IMI S.p.A. to Uniloy Milacron S.r.l.; and (d) Guaranty, dated January 18, 2005, by Milacron Inc. of the credit facilities and other financial accommodations made by UniCredito Italiano to Uniloy Milacron S.r.l.

(c)

The term “European Subsidiaries” or “European Subsidiary” shall refer solely to Milacron B.V.

Section 2.

Amendment to Section 2.01.  Section 2.01 of the Purchase Agreement is hereby amended as follows:

(a)

Section 2.01(a)(xxi) of the Purchase Agreement is hereby deleted and replaced in its entirety with the following:

(xxi)

all current and prior insurance policies, to the extent assignable (but in any event excluding the D&O Policies and the Fiduciary Liability Policies (and any Tail relating to such D&O Policies or Fiduciary Liability Policies), any general liability policies, any product liability policies and any excess or umbrella policies related thereto) of any of the Sellers that relate to the Business or any of the Assumed Liabilities and all rights and benefits of any nature with respect thereto, including all insurance recoveries or refunds thereunder and rights to assert claims with respect to any such insurance recoveries, and further including all insurance policies, letters of credit, and any other assets related to

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coverage for workers’ compensation and auto liability claims that are Assumed Liabilities and any tail insurance policies that provide coverage to the Sellers or their Affiliates or Representatives after the Closing Date;

(b)

Section 2.01(a)(xxiv) of the Purchase Agreement is hereby deleted and replaced in its entirety with the following:

(xxiv) all Actions (and any related rights or demands) of the Sellers and their estates and all proceeds thereof, other than Excluded Derivative Actions (but not excluding the proceeds of any Excluded Derivative Action);

Section 3.

Amendment of Section 2.08.  Section 2.08 of the Purchase Agreement is hereby amended to delete the word “and” in Section 2.08(m); renumber Section 2.08(n) as Section 2.08(o); and add the following as a new Section 2.08(n):

(n)

resignations, effective as of the Closing, of each director and officer of any Transferred Subsidiary specified by the Purchaser in writing prior to the Closing; and

Section 4.

Amendment to Section 3.02.  The first sentence of Section 3.02 of the Purchase Agreement is hereby amended to replace the words “other or” with the words “or other”.

Section 5.

Amendment to the Sellers’ Disclosure Schedule.  Section 3.02 of the Sellers’ Disclosure Schedule is hereby deleted and replaced in its entirety with Exhibit A attached hereto, Section 3.13(b) of the Sellers’ Disclosure Schedule is hereby deleted and replaced in its entirety with Exhibit B attached hereto, and Section 5.24 of the Sellers’ Disclosure Schedule is hereby deleted and replaced in its entirety with Exhibit C attached hereto.

Section 6.

Amendment of Section 5.01(a).  The phrase “ten (10) days” in the first sentence of Section 5.01(a) of the Purchase Agreement is hereby deleted and replaced with the phrase “twenty (20) days”.

Section 7.

Amendment of Section 5.08.  Section 5.08 of the Purchase Agreement is hereby amended to delete the second sentence and replace it in its entirety with the following:

Without limiting the generality of the foregoing:  (a) each of the Sellers shall use its commercially reasonable efforts to, and to cause its accountants, attorneys, advisors, employees and other Representatives to, cooperate with the Purchaser in order to consummate and make effective the Transactions, including with respect to (i) the provision of all information necessary to enable the Purchaser and the Canadian Purchaser to make the offers to employees described in Section 6.01(a) and (ii) any resolution reached with M.N. Patel in connection with Ferromatik Milacron India Limited; and (b) the Purchaser shall use its commercially reasonable efforts to cooperate with the Sellers in negotiating, documenting and entering into guaranties in replacement of the Uniloy Guarantees.

Section 8.

Amendment to Section 5.23(b).  Section 5.23(b) of the Agreement is amended and restated in its entirety as follows:

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(b)

G Reorganization Structure.  In the event that the Purchaser determines prior to the Closing that it would prefer to structure the transaction as a reorganization under section 368(a)(1)(G) of the Tax Code (“G Reorganization Structure”), the Purchaser and the Sellers agree to use reasonable best efforts to implement the G Reorganization Structure in a manner that is otherwise consistent with the rights and obligations of the Purchaser and the Sellers under this Agreement.  If the Parties pursue a G Reorganization Structure, (i) this Agreement shall constitute a plan of reorganization, within the meaning of Section 1.368-2(g) of the Regulations (the “Plan”), for Milacron and each of the transferor Subsidiaries, (ii) pursuant to the Plan, Milacron and each of the transferor Subsidiaries shall distribute, as soon as practicable after the Closing Date, all consideration received pursuant to the Plan and all of their remaining assets, if any, in a manner consistent with the requirements set forth in section 354(b)(1)(B) of the Tax Code and (iii) neither the Purchaser nor the Sellers will take any action or fail to take an action that will preclude the transaction from qualifying as a reorganization under section 368(a)(1)(G) of the Tax Code.

Section 9.  Amendment of Section 5.24.  Section 5.24 of the Purchase Agreement is hereby deleted and replaced in its entirety with the following:

5.24

Tail Insurance.  On or prior to the Closing Date and subject to the proviso below, the Purchaser shall purchase a Tail (to the extent permissible under each D&O Policy and Fiduciary Liability Policy) in form and substance reasonably satisfactory to the Purchaser and the Sellers; provided, that (x) such Tail shall not exceed 6 years in length and (y) such Tail shall provide for up to $50,000,000 of aggregate D&O coverage and $20,000,000 of aggregate Fiduciary Liability coverage, and the Purchaser shall not be obligated to spend more than $1,500,000, in the aggregate, in connection with its obligations under this Section 5.24; provided, further, that if $1,500,000 in aggregate premiums or costs is not sufficient to obtain coverage hereunder for the length of time and amount of coverage described in clauses (x) and (y) above, the Purchaser shall cooperate in good faith with the Sellers to obtain coverage for such length (up to 6 years) and such amount of coverage (up to the coverage amount described in clause (y) above) as may be obtained for $1,500,000 in aggregate premiums or costs.  The Sellers shall procure quotes and assist the Purchaser in obtaining such coverage.  The Purchaser shall assume responsibility for the payment of any Loss (as defined in the applicable D&O Policy and Fiduciary Liability Policy) that the Insured (as defined in the applicable D&O Policy and Fiduciary Liability Policy) is obligated to retain, provided that such retention shall not exceed $500,000 in the aggregate.

Section 10.  New Section 5.26.  The Purchase Agreement is hereby amended to add the following as a new Section 5.26:

Section 5.26

Establishment of a Litigation Trust.  To the extent any of the Debtors receive any proceeds of any Excluded Derivative Action, the Debtors shall take all steps necessary to cause such proceeds to be transferred or paid to the Purchaser, including through the establishment of a trust (a “Liquidation Trust”) for the sole and exclusive benefit of the Purchaser (the governing terms of which shall be in form and substance satisfactory to the Purchaser) that shall be responsible for the prompt distribution of such proceeds in accordance with the terms of this Agreement, in each case, as directed by the Purchaser.  In addition to the

 EXECUTION VERSION

foregoing, the Debtors shall take all steps necessary to establish a Liquidation Trust at any time upon the demand of the Purchaser.

Section 11.  New Section 5.27.  The Purchase Agreement is hereby amended to add the following as a new Section 5.27:

Section 5.27.

Environmental Questionnaires.  To the extent the environmental questionnaire relating to any site identified in Exhibit D attached hereto has not been delivered by the Sellers to the Purchaser at least ten (10) Business Days prior to the Closing Date, or if any such questionnaire that is delivered by the Sellers to the Purchaser by such date is not reasonably satisfactory to the Purchaser, the Purchaser may, by written notice to Milacron, elect to exclude from the Transactions and have treated as an Excluded Asset under the terms hereof the site relating to such undelivered environmental questionnaire (or the lease agreement relating to such site), and the Sellers and the Purchaser shall work together in good faith to amend the terms of the Agreement to give effect to such exclusion.

Section 12.  New Section 5.28.  The Purchase Agreement is hereby amended to add the following as a new Section 5.28:

Section 5.28.

UK Pension Liabilities.  The Sellers shall cooperate (and shall cause their Affiliates to cooperate) in good faith with the Purchaser and take all actions necessary or appropriate (in each case, solely to the extent permitted by Law) to limit any potential Liabilities relating to or arising out of the Milacron UK Pension Plan established on June 15, 2002 and governed by the Definitive Trust Deed and Rules, dated June 6, 2002 (as amended from time to time).

Section 13.  Entire Agreement.  The Purchase Agreement (as amended by this Amendment) and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Sellers and the Purchaser with respect to the subject matter hereof and thereof.

Section 14.  Severability.  If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by the Purchase Agreement (as amended by this Amendment) is not affected in any manner materially adverse to either party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify the Purchase Agreement (as amended by this Amendment) so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by the Purchase Agreement (as amended by this Amendment) are consummated as originally contemplated to the greatest extent possible.

Section 15.  Counterparts.  This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties

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hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

Section 16.  Governing Law.  This Amendment shall be governed by, and construed in accordance with, the Laws of the State of New York and, to the extent applicable, the Bankruptcy Code and the CCAA.  The parties hereto agree that the Bankruptcy Courts shall be the exclusive forums for enforcement of this Amendment and (only for the limited purpose of such enforcement) submit to the jurisdiction thereof; provided, that if the U.S. Bankruptcy Court determines that it does not have subject matter jurisdiction over any action or proceeding arising out of or relating to this Amendment, then the Debtors and the Purchaser: (a) agree that all such actions or proceedings shall be heard and determined in a New York federal court sitting in The City of New York; (b) irrevocably submit to the jurisdiction of such court in any such action or proceeding; (c) consent that any such action or proceeding may be brought in such courts and waives any objection that such party may now or hereafter have to the venue or jurisdiction or that such action or proceeding was brought in an inconvenient court; and (d) agree that service of process in any such action or proceeding may be effected by providing a copy thereof by any of the methods of delivery permitted by the Purchase Agreement to such party at its address as provided in the Purchase Agreement (provided that nothing herein shall affect the right to effect service of process in any other manner permitted by Law).

Section 17.  Full Force and Effect.  Except as amended hereby, the Purchase Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Sellers and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Milacron Inc.

By:   ______________________________
Name:
Title:

Milacron Plastics Technologies Group Inc.

By:  _______________________________
Name:
Title:

D-M-E Company

By:  ________________________________
Name:
Title:

Cimcool Industrial Products Inc.

By:  ________________________________
Name:
Title:

Milacron Marketing Company

By:  ________________________________
Name:
Title:

Milacron Canada Ltd.

By:  ______________________________
Name:
Title:

Milacron Capital Holdings B.V.

By:  ______________________________
Name:
Title:

MI 363 Bid LLC

By:  MI 363 Bid Corporation, its Sole Member

_________________________________
Name: Michael D. Elkins
Title: Director